Exhibit 99.1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is entered into as of August 28, 2012, by and among the signatories hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of common stock, par value $0.001 per share, of Littlefield Corporation, a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

COMBINED FUNDING, INC.	BOSTON AVENUE CAPITAL LLC

/s/ James R. Hawkins	/s/ Stephen J. Heyman
President	Manager

SEVEN GRAND, LTD.	BOSTON AVENUE CAPITAL LLC
By: Combined Funding, Inc.
its General Partner	/s/ James F. Adelson
Manager
/s/ James R. Hawkins
President	YORKTOWN AVENUE CAPITAL, LLC
J-HAWK II, LTD
By: Combined Funding, Inc.	/s/ Stephen J. Heyman
its General Partner	Manager

/s/ James R. Hawkins
President	YORKTOWN AVENUE CAPITAL, LLC
J-HAWK I, LTD
By: Combined Funding, Inc.	/s/ James F. Adelson
its General Partner	Manager

/s/ James R. Hawkins
President	/s/ Stephen J. Heyman
STEPHEN J. HEYMAN
CMC CITYSCAPE II, LTD
By: CMC Cityscape GP, LLC
its General Partner	/s/ James F. Adelson
JAMES F. ADELSON
/s/ James R. Hawkins
Manager

/s/ Charles M. Gillman
CMC CITYSCAPE GP, LLC	CHARLES M. GILLMAN

/s/ James R. Hawkins
Manager	BOSQUE REALTY, LTD.

/s/ Rondy Gray
/s/ James R. Hawkins	General Partner
JAMES R. HAWKINS

/s/ James D. Recks	/s/ Rondy Gray
JAMES D. RECKS	RONDY GRAY